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EXHIBIT 7.3


                                                 Holder:  ______________________
                                                 Number of Warrants: ___________
                                                 Date: _________________________

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE APPLICABLE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND AN EFFECTIVE QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (II) SUCH SALE OR TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (III) THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION.

                              MORGAN BEAUMONT, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE; CERTAIN DEFINITIONS.

                           In consideration of good and valuable consideration,
the receipt of which is hereby acknowledged by MORGAN BEAUMONT, INC., a Nevada corporation (the "Company"), the holder named above or its assigns (the "Holder") is hereby granted the right to purchase the number listed above of fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of sixty cents ($0.60), subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of June __, 2005 (the "Purchase Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Unless otherwise cancelled or redeemed pursuant o Section 3 below, this Warrant shall remain valid and exercisable in whole or in part until July 1, 2007 (the "Expiration Date").

                  2. EXERCISE OF WARRANTS.

                           2.1 GENERAL. This Warrant is exercisable in whole or
in part at any time and from time to time until the Expiration Date or until cancelled or redeemed pursuant to Section 3 below, at the Exercise Price per share of Common Stock payable hereunder, by means of tendering this Warrant Certificate and the Exercise Price multiplied by the number of shares being purchased, to the Company to Common Stock. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with the cash payment of the Exercise Price as provided herein for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.


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                           2.2 METHOD OF PAYMENT UPON WARRANT EXERCISE. The
Exercise Price shall be payable in cash.

                           2.3 LIMITATION ON EXERCISE. The Holder, by its
acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrant to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  3. REDEMPTION OF WARRANT BY THE COMPANY. Beginning thirty (30) days after the shares underlying this Warrant have been registered with the SEC, the Company may redeem or cancel this Warrant in its entirety, if this Warrant has not been exercised in full by the tenth (10) business day which the Company's shares are traded for in excess of $1.20 per share.

                  4. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  5. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  7. PROTECTION AGAINST DILUTION.

                           7.1 ADJUSTMENT MECHANISM. If an adjustment of the
Exercise Price is required pursuant to this Section 7, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

                           7.2 CAPITAL ADJUSTMENTS. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly


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allocated to the stock applied resulting from such capital adjustment; and in other respects the provisions of this Section shall be in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the exercised rights.

                  8. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                           8.1 TRANSFER. This Warrant has not been registered
under the Securities Act of 1933, as amended, (the "Act"), or qualified under applicable state securities laws and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and qualification under applicable state securities laws relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act and qualification is not required under applicable state securities laws. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           8.2 REGISTRATION RIGHTS. Reference is made to the
Registration Rights Agreement (as that term is defined in the Purchase Agreement). The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

                  9. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i) If to the Company, to:

                                    Morgan Beaumont, Inc.
                                    6015 31st Street East
                                    Bradenton, FL 34203
                                    Attn: Cliff Wildes, CEO & Treasurer.
                                    Telephone: (941) 753-0159

                                    with a copy to:

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                                    Boyd & Chang, LLP
                                    19900 MacArthur Boulevard
                                    Suite 660
                                    Irvine, CA 92612
                                    Attn: Patrick R. Boyd
                                    Telephone:  (949) 851-9800

                           (ii) If to the Holder, to the address set forth
                                under Holders signature block.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  10. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  11. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Bradenton or the state courts of the State of Florida sitting in the City of Bradenton in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  12. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  13. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  14. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the per share Market Value of one share of Common Stock on the date of exercise.

                  15. WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder
(i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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                  16. SEVERABILITY. The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

                  17. ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between Holder and Company or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

                  IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.


                                            MORGAN BEAUMONT, INC.


                                            By: ________________________________
                                                  Cliff Wildes, CEO & Treasurer

                                            HOLDER


                                            Signature: _________________________

                                            Name: ______________________________

                                            Address: ___________________________

                                            Telephone: _________________________

                                            Fax: _______________________________

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                               NOTICE OF EXERCISE

                  (To be signed only upon exercise of Warrant)


                    Number of Shares: _____________________

                    Purchase Price: ________________________

To Morgan Beaumont, Inc.:

         The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant Certificate dated as of____________, ___ 2005, and to purchase thereunder, the number listed above of shares of Common Stock of Morgan Beaumont, Inc., a Nevada corporation (the "Company") and hereby makes payment of the purchase price described above, therefor in cash

         The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.)1

         The undersigned agrees that it will not make any disposition of all or any portion of the Common Stock unless and until there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with (i) a detailed statement of the circumstances surrounding the proposed disposition, and (ii) an opinion of the undersigned's own counsel to the effect that such disposition will not require registration of such shares under the Act, which opinion shall have been concurred in by counsel for the Company.



DATED:  _______________________


                                                By:  ___________________________


Please issue the stock certificate to: ______________________________________

Please deliver the stock certificate to:

                  Address: ___________________________

                           ___________________________

                           ___________________________

                           ___________________________


(1) This representation is applicable only if, on the date this subscription is effected, the Common Stock/Preferred Stock shall not be registered under the Securities Act of 1933, as amended.


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